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Exhibit 4.65

ORIGINAL

[****] CONFIDENTIAL TREATMENT REQUESTED

Lufeng 22 – 1
Field Development

Amendment No. 5
to
Contract ANS022731

Between
Statoil (Orient) Inc.
and
Lufeng Development Company

Statoil (Orient) Inc. (Company) and Lufeng Development Company (Contractor) have agreed to suspend the Contract ANS 022731 for the Lease Suspension Period described below. During this Lease Suspension Period Phase II of the Work will be suspended.

This Amendment No. 5, will become effective as from the Date of start of Lease Suspension. This Amendment No. 5 will supersede Amendment No. 4 from the same date.

1      General

Except as herein expressly amended, the Contract, together with any previous executed Amendments, shall continue in full force and effect.

In the event of any conflict between the provisions in this Amendment and the Contract including previous Amendments, this Amendment shall be given priority.

Word and expressions in this Amendment shall have the same meaning as in the Contract.

2      Amendment to the Contract

Conditions of Contract

1.     Definitions

Daily Hire Rate shall read now:

"Daily Hire Rate means the rate that Contractor shall be paid in accordance with items 5 or 8 in Exhibit B—Compensation."

"Date of start of Lease Suspension" means the date the Vessel is leaving the Location for Lease Suspension Period.

"Lease Suspension Period" means the period from the Date of start of Lease Suspension up to and including the Date of Lease Resumption during which period the Vessel is disconnected from the mooring system and has left the Location for repair and lifetime extension and in order to operate on the Xijiang oil field under a separate contract between Contractor and ConocoPhillips China Inc.

"Date of Lease Resumption" means the date when the Vessel arrives at the Location and tenders readiness for the start of hook up.

"Vessel" means the FPSO excluding the disconnectable mooring system.

4.     Obligations of Contractor—Main Rules

Article 4.4 first sentence shall read:

"Contractor shall give the highest priority to the Work and Contractor warrants that, except for the Lease Suspension Period, the FPSO is not and will not be assigned to any other work throughout the Contract Period (including optional extension periods which are exercised) according to Exhibit C."

16.   Cancellation

Article 16.1 first two sentences of first paragraph shall read:

"Both Parties to this Contract may at any time by written notice to the other Party cancel the Contract with subsequent Amendments, provided that the cancellation criteria and periods set forth in item 9.1 in Exhibit A—Scope of Work shall prevail for the Lease Suspension Period and the extended duration of Phase 11 of the Work, and the day-rates as calculated in Exhibit A, item 9.1 and Exhibit B 8 shall apply."

19.   Payment of the Contract Prices—invoicing and audit

Article 19.2 first sentence shall read:

"Unless otherwise prescribed in Exhibit B—Compensation or item 9.1 in Exhibit A—Scope of Work, the following provisions shall apply to invoicing:"

Article 19.3 first sentence shall read:

"Unless otherwise prescribed in Exhibit B—Compensation, Company shall at the last day of the month subsequent to the month of production (M + 1) pay the amount due to Contractor according to the invoice relating to month of production (M), which satisfies the requirements in Article 19.2 above or item 9.1 in Exhibit A—Scope of Work."

26.   Loss of or damage to the FPSO or the SPS

Article 26.1.3, following sentence shall be added at the end:

"If any damage to the Vessel occurs during the Lease Suspension Period, it is Contractor's sole responsibility to carry out necessary measures at its own cost to ensure that the Vessel is ready to perform the Work as from the Date of Lease Resumption. Contractor is released from this responsibility in case of Force Majeure or if the Vessel should suffer a total loss during the Suspension Period."

"If any damage to the disconnectable mooring system occurs during the Lease Suspension Period, it is Company's sole responsibility to carry out necessary measures at its own cost to ensure that the disconnectable mooring system is ready to perform the Work as from the Date of Lease Resumption."

Article 26.1.5, following sentence shall be added at the end:

"This Article 26.1.5 shall not be applied to any measures taken or costs incurred related to any damage to the FPSO occurred during the Lease Suspension Period."

Add as a separate clause 26.1.6:

"Parties agree that during the Lease Suspension Period the disconnectable mooring system remains at the Location within the care and custody of Company."

Exhibit A—Scope of Work

9      Options

Item 9.1 shall be amended to read as follows:

"Item 9.1 Extension of time for Phase TI of the Work:

The Contract Schedule milestone 2.9, Completion of Phase 11 of the Work is extended by 36 months, effective from and including the day FPSO "Munin" arrives on Location and tenders readiness for start of hook-up (Date of Lease Resumption and start of DHR). FPSO "Munin" is due to arrive on Location not earlier than March 10th, 2005, but not later than April 15th, 2005."

(A)  Cancellation

If Company elects to cancel the Contract prior to the Date of Lease Resumption, Contractor shall be entitled to reimbursement of all reasonable and documented costs incurred that are specifically related to repair and lifetime extension work for continued work on Lufeng, as described in Contractor's budget proposal provided to Company June 16th, 2004.

The below wording applies from the Date of Lease Resumption:

Company has the right to terminate Phase II of the Work extended pursuant to this Amendment No. 5 as follows:

  •
  During year 1 from Date of Lease Resumption, the Contract can be terminated with a 6 month prior notice.

  •
  During year 2 from Date of Lease Resumption, the Contract can be terminated with a 4 to 5 month prior notice.

  •
  During year 3 from Date of Lease Resumption, the Contract can be terminated with a 3 month prior notice.

Following a notification of termination, either Party has the right to request consultation with the other Party to mutually review opportunities to continue operations, to suspend operations or to resume operations at a later date. Such consultations shall not effect the notification period, nor the period reserved for the preparation of field abandonment, unless otherwise agreed.

Any notification of termination shall be given in writing. Following such notification of termination (on day "d"), Company has the right to continue to operate and produce throughout the applicable period of notification of termination. The Lufeng 22–1 production will be terminated not later than the last day of the applicable period of notification of termination. During the applicable period of notification the Daily Hire Rate and the agreed operating cost shall remain payable, irrespective whether Company has instructed Contractor to stop production.

Following the termination of production, Company is granted up to 15 days for preparation of field abandonment and sail away. For said period, Contractor shall be paid the Daily Hire Rate of [****]/day for actual number of days or pro rata thereof plus reasonable and documented operating costs. Any days exceeding that period of 15 days, except in the case of default on the part of Contractor as defined in the Contract, shall be paid at the Daily Hire Rate of [****]/day or pro rata thereof plus reasonable and documented operating costs.

The Phase TI of the Work shall be terminated at sail away.

Any extension of Phase II of the Work exceeding 36 months from Date of Lease Resumption shall be mutually agreed.

(B)  Daily Hire Rate

Contractor shall be paid the rates stated in item 8.1 Exhibit B—Compensation, for providing the FPSO for the duration of the extended period of Phase II of the Work from Date of Lease Resumption.

(C)  Invoicing and Payment

(a)   Invoicing

Upon expiry of each production month (in calendar days) Company will produce a Daily Hire Rate calculation statement for subject production month, computed according to Exhibit B —Compensation, Item 8.1. Company shall submit to Contractor such Daily Hire Rate calculation statement, including supporting documents, not later than the 10th calendar day of the calendar month subsequent to the production month. Contractor shall, if not disputed, base its commercial invoices on the Daily Hire Rate calculation statement.

(b)   Payment

The monthly average Daily Hire Rate payable from Company to Contractor shall not exceed [****] per day.

Any amount or part thereof, due to Contractor in excess of [****] per day, (monthly average), shall be paid by Company in the first following month where the monthly average of [****] per day is not exceeded, and provided that the payment for any month shall not exceed an average of [****] per day. The balance of such delayed payment in excess of [****] per day (monthly average) earned under this extended Phase II of the Work shall be paid in the following month(s) subject to the above.

(D)  Reconciliation

Final invoice shall be made in accordance with the provisions set forth in Article 19.4 in the "Conditions of Contract."

Exhibit B—Compensation

4      Contract Price

Item 4.4 Daily Hire Rate, add at the end:

"Notwithstanding the above, the extended Phase II period from Date of Lease Resumption shall be compensated to Contractor and invoiced according to the provisions set forth in item 9.1 in Exhibit A—Scope of Work."

Item 4.5 Standby Rates, add at the end:

"Notwithstanding the above, in the extended Phase II period from Date of Lease Resumption the Standby Rate is deleted and replaced with Daily Hire Rate" (as defined in item 8.1 A) in Exhibit B—Compensation, applicable for Phase II of the Work up to and including termination of production pursuant to Exhibit A—Scope of Work, (item 9.1 A) Cancellation.

Standby time during the period granted for preparation of field abandonment and sail away pursuant to Exhibit A—Scope of Work, (item 9.1 A) Cancellation, shall be compensated per day or part thereof at the daily rate applicable for subject period."

Item 4.6 Cancellation Fee, add at the end:

"Notwithstanding the above, in the extended Phase II period from Date of Lease Resumption, the cancellation provisions set forth in item 9.1 in Exhibit A—Scope of Work shall apply."

Item 4.8.3 Options, add at the end:

"Notwithstanding the above, the option in item 9.1 in Exhibit A—Scope of Work is declared by signature of this Amendment. The basis for payment shall be in accordance with the provisions in item 9.1 in Exhibit A—Scope of Work and item 8.1 in Exhibit B—Compensation."

8      OPTIONS

Item 8.1 shall be amended to read as follows:

"Item 8.1	Extension of time for Phase II of the Work in accordance with item 9.1 in Exhibit A—Scope of Work

The following rates shall apply:

(A)  Daily Hire Rate

The Daily Hire Rate (DHR) shall be calculated as follows: (see Attachment l.)

Calculated Daily Hire Rate (DHR) = A + B

where:

A	=	[****] day or part thereof
B	=	T × N
If B = (equal to) 0, DHR = A.

(B)  Monthly Hire Rate

The Monthly Hire Rate (MHR) shall be calculated as follows:

MHR	=	DHR(m)
where:
DHR(m)	=	Sum of each DHR over the whole calendar month.

Definitions:

D	=	Applicable monthly calendar days.
N	=	Net quantity of oil produced measured in standard barrels (STB) according to the official Lufeng 22–1 monthly Production report.
T	=
Is a tariff of [****] per barrel of oil produced. When during this 36 month extension of Phase II of the Work pursuant to this Amendment No. 5, cumulative production exceeds 12 million barrels, the tariff "T" is reduced to [****] per barrel of oil produced over and above this leve.

Signed on the 16-06-2004

For Company	For Contractor
Statoil (Orient) Inc. on behalf of the Participating Parties in the Lufeng 22 – 1 Field Development	Lufeng Development Company
/s/ INGE A KJøDE Inge A Kjøde Managing Director CNOOC/Statoil Joint Operating Group	/s/ A. P. VAN DE KORPUT A. P. van de Korput Managing Director Lufeng Development Company
/s/ ROALD RIISE Roald Riise Chairman of the Board of Directors Statoil (Orient) Inc

Amendment No. 5
to
Contract ANS022731
Attachment 1
Daily Hire Rate calculation statement
(Example only)

Daily Hire Rate Calculation Statement

Production Month:            Apr-05            Calendar Days            30

Calculated Daily Hire Rate (DHR) = A + B

A	=	[****] day B = T × N if B < = 0, DHR = A
	T–	Tariff of [****] per barrel of oil produced
	N–	Net quantity of oil produced

Calculation:

Sum of each DHR Fixed element (A)	[****]	[****]
Sum of each DHR Variable element: (B):		[****]
DHR (m)		[****]
MHR Payable [****]		[****]

Calculation of Balance Brought Forward	Balance
Current Month Balance	[****]
Balance Brought Forward from last month	[****]
Closing Balance Brought Forward	[****]

Calculation of Daily Hire Rate (DHR)

Day	Production in Net STB	A Fixed Element [****]	B Viable Element [****]	A+B Calculated DHR Total
1	[****]	[****]	[****]	[****]
2	[****]	[****]	[****]	[****]
3	[****]	[****]	[****]	[****]
4	[****]	[****]	[****]	[****]
5	[****]	[****]	[****]	[****]
6	[****]	[****]	[****]	[****]
7	[****]	[****]	[****]	[****]
8	[****]	[****]	[****]	[****]
9	[****]	[****]	[****]	[****]
10	[****]	[****]	[****]	[****]
11	[****]	[****]	[****]	[****]
12	[****]	[****]	[****]	[****]
13	[****]	[****]	[****]	[****]
14	[****]	[****]	[****]	[****]
15	[****]	[****]	[****]	[****]
16	[****]	[****]	[****]	[****]
17	[****]	[****]	[****]	[****]
18	[****]	[****]	[****]	[****]
19	[****]	[****]	[****]	[****]
20	[****]	[****]	[****]	[****]
21	[****]	[****]	[****]	[****]
22	[****]	[****]	[****]	[****]
23	[****]	[****]	[****]	[****]
24	[****]	[****]	[****]	[****]
25	[****]	[****]	[****]	[****]
26	[****]	[****]	[****]	[****]
27	[****]	[****]	[****]	[****]
28	[****]	[****]	[****]	[****]
29	[****]	[****]	[****]	[****]
30	[****]	[****]	[****]	[****]
31	0

Total	[****]	[****]	[****]	[****]

Prepared by:                        Approved by:

Amendment No. 5
to
Contract ANS022731
Attachment 2
Extract from Lufeng 22–1 monthly Production report
(Example only)

LF22–1 DAILY OIL PRODUCTION IN MAY 2004

					Total field downtime
	Gross oil (M3/D)		Net oil (STB)
Date
	Daily	Monthly	Daily	Monthly	(hours)
1	943	943	5156	5156	0.0
2	926	1869	5063	10218	0.0
3	948	2817	5183	15401	0.0
4	936	3753	5117	20518	0.0
5	939	4692	5134	25652	0.0
6	943	5635	5156	30808	0.0
7	930	6565	5085	35892	0.0
8	945	7510	5167	41059	0.0
9	934	8444	5108	46165	0.0
10	935	9379	5112	51277	0.0
11	932	10311	5095	56372	0.0
12	931	11242	5090	61642	0.0
13	924	12168	5052	66514	0.0
14	923	13089	5046	71560	0.0
15	934	14023	5106	76667	0.0
16	920	14943	5030	81697	0.0
17	916	15859	5008	86705	0.0
18	928	16787	5074	91778	0.0
19	917	17704	5013	96792	0.0
20	929	18633	5079	101871	0.0
21	917	19550	5013	106884	0.0
22	920	20470	5030	111914	0.0
23	917	21387	5013	116927	0.6
24	995	22382	5440	122367	0.0
25	917	23299	5013	127381	0.0
26	904	24203	4942	132323	0.0
27	902	25105	4931	137255	0.0
28	903	26008	4937	142191	0.0
29	933	26941	5101	147292	0.0
30	873	27814	4773	152065	0.0
31	878	28692	4800	156865	0.0

Total	28692		156865		0.6

Monthly net crude oil for burning (STB) = 5540

	Gross cum. lifting	Net cum. lifting	Gross stock	Net stock
04–04	32100064	32062326	345985	344953
05–04	32400585	32362666	196471	195939

Note:

1.
Daily gross oil is the "oil to storage" plus "crude oil for burning" from the Daily Report.

2.
Monthly gross oil is the sum of Daily gross oil.

3.
Net volume in stock is the oil in storage, which is STB at 60F degree and excluded BS&W.

4.
Net cumulative volume lifted is total volume lifted by end of month, which is STB at 60F degree and excluded BS&W.

5.
Monthly net volume lifted is monthly volume lifted in the month, which is STB at 60F degree and excluded BS&W.

Monthly
net volume lifted this month = Net cumulative volume lifted by end of this month—Net cumulative volume lifted by end of last month.

6.
Monthly net production this month =Monthly net volume lifted this month—Net volume in stock at end of last month + Net volume in stock at end of this month + net crude oil for burning this month.

7.
Daily net oil is allocated daily production, which is STB at 60F degree and excluded BS&W.

Daily
net oil = Monthly net production X (Daily gross oil/Monthly gross oil).

8.
Total field downtime is the hour during no any production from the total field.

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  Exhibit 4.65
LF22–1 DAILY OIL PRODUCTION IN MAY 2004